Exhibit 10.54

IRREVOCABLE PROXY

This irrevocable proxy (this “Irrevocable Proxy” or “Agreement”) is executed as of November 6, 2013 by Fairholme Funds, Inc., on behalf of The Fairholme Fund (“Fund”), for the benefit of AgReserves, Inc., a Utah corporation (“Purchaser”) in connection with the Purchase and Sale Agreement between The St. Joe Company (“St. Joe”) and Purchaser (the “PSA”) dated on the date hereof.

WHEREAS, this Irrevocable Proxy is issued in consideration of the PSA;

WHEREAS, the Fund owns shares of no par common stock of St. Joe and seeks to appoint Purchaser as proxy and an attorney-in-fact in connection with the PSA in accordance with the terms described herein;

WHEREAS, Purchaser has an interest in, and will derive benefit from, the PSA; and

WHEREAS, the appointment contemplated by this Irrevocable Proxy is coupled with an interest;

NOW THEREFORE, in consideration of the promises and covenants contained in the PSA, this Irrevocable Proxy is, and shall be, irrevocable to the fullest extent permitted by law, and governed by the following terms:

1. Grant of Proxy. Fund hereby irrevocably constitutes and appoints Purchaser with full power of substitution, from the Record Date, as defined below, until the termination of this Agreement in accordance with its terms, as Fund’s true and lawful proxy and attorney-in-fact ( in such capacity, a “Proxy Holder”), to vote (i) on the proposal (“Proposal”) that may be presented at a special meeting of the shareholders of St. Joe (“Shareholder Meeting”) concerning approval of the transaction for the sale of certain timberlands and other assets and rights contemplated by the PSA (the “Proposed Transaction”), and any other action reasonably requested by St. Joe in furtherance thereof, including any postponements or adjournments of any meeting of shareholders, and (ii) on any matter or transaction that would materially impede, interfere with, delay, postpone, discourage or frustrate the Proposed Transaction, with respect to any shares of no par value common stock of St. Joe owned by Fund as of the Record Date (the “Fairholme Stock”), from time to time in such manner as such Proxy Holder shall determine in its sole and absolute discretion, giving and granting to the Proxy Holder all powers Fund would possess if personally present at such meeting and hereby ratifying and confirming all that said Proxy Holder shall lawfully do or cause to be done by virtue hereof. This proxy is coupled with an interest and shall be irrevocable, except upon termination of this Agreement. The Fund shall take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy.

2. Revocation of Prior Proxies. Fund hereby revokes all other proxies and powers of attorney with respect to the Fairholme Stock that Fund may have appointed or granted.

3. Representations and Warranties of Fund. Fund hereby represents and warrants to Purchaser as follows:

(a) Authorization; Validity of Agreement; Necessary Action. Fund has the requisite power and authority and/or capacity to execute and deliver this Irrevocable Proxy and to carry out its obligations hereunder. The execution and delivery by Fund of this Irrevocable Proxy and the performance by it of the obligations hereunder have been duly and validly authorized by Fund and no other actions or proceedings on the part of Fund to authorize the execution and delivery of this Irrevocable Proxy, the performance by Fund of the obligations hereunder or the consummation of the transactions contemplated hereby are required. This Irrevocable Proxy has been duly executed and delivered by Fund and constitutes a legal, valid and binding agreement of Fund, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(b) Stock Ownership. As of August 31, 2013, Fund was the record or beneficial owner of and had good and marketable title to 23,136,502 shares of no par common stock of St. Joe.

(c) Fund will have as of the Record Date of the Shareholder Meeting for which this Irrevocable Proxy has been given sole voting power, sole power of disposition and sole power to grant a proxy, in each case with respect to the Fairholme Stock with no limitations, qualifications or restrictions.

4. Termination. This Irrevocable Proxy shall remain in effect until the earliest to occur of (1) the termination of the PSA in accordance with its terms (including any extension thereof) or any material amendment of the PSA prior to the Record Date, (2) the written agreement of Fund and Purchaser to terminate this Irrevocable Proxy, (3) the date on which the record date for the Shareholder Meeting (“Record Date”) is changed to a date other than December 10, 2013 and (4) the consummation of the transactions contemplated by the PSA. After the occurrence of any such applicable event, this Irrevocable Proxy shall terminate automatically and be of no further force or effect.

5. Miscellaneous. Nothing in this Irrevocable Proxy limits or otherwise restricts Fund’s ability to sell Fairholme Stock prior to or following the Record Date. This Irrevocable Proxy shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to its principles of conflict of laws. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Fund.

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FAIRHOLME FUNDS, INC., on behalf of The Fairholme Fund

By:	/s/ Bruce R. Berkowitz
	Name:	Bruce R. Berkowitz
Title: